UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2009

Hansen Natural Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

550 Monica Circle Suite 201

Corona, California 92880

(Address of principal executive offices and zip code)

(951) 739 - 6200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2009, Hansen Natural Corporation (the “Company”) entered into a new employment agreement dated as of March 6, 2009 with Rodney C. Sacks, its Chairman of the Board and Chief Executive Officer (the “Sacks Agreement”). The Company also entered into a new employment agreement dated as of March 6, 2009 with Hilton S. Schlosberg, its President and Chief Operating Officer (the “Schlosberg Agreement”). Messrs. Sacks and Schlosberg previously entered into employment agreements with the Company in June 2003 with initial terms which ended December 31, 2008, subject to automatic year to year extensions thereafter. The Compensation Committee determined it was in the best interests of the Company to enter into new agreements with each executive.

Under both the Sacks Agreement and the Schlosberg Agreement, the current term of employment commenced on March 6, 2009 and continues through December 31, 2013, subject to an automatic renewal period of one year unless notice of intent to not renew is given by either the Company or the executive. The agreements are subject to termination (i) upon the death or disability of either Mr. Sacks or Mr. Schlosberg, (ii) voluntarily by either Mr. Sacks or Mr. Schlosberg on 90 days’ written notice, (iii) for Cause (as defined therein) by the Company, or (iv) upon Constructive Termination (as defined therein) by either Mr. Sacks or Mr. Schlosberg. Both Mr. Sacks and Mr. Schlosberg will receive an annual base salary of $385,000, which shall be reviewed annually and increased at the discretion of the Company’s Board of Directors. Mr. Sacks and Mr. Schlosberg may also be granted bonuses at the discretion of the Company’s Board of Directors. Both the Sacks Agreement and the Schlosberg Agreement contain confidentiality and non-compete provisions.

Both the Sacks Agreement and the Schlosberg Agreement are attached as Exhibits 10.1 and 10.2 under Item 9.01 of this Form 8-K and are incorporated herein by this reference. The foregoing description is summary in nature and does not purport to be a complete description of the terms of either Mr. Sacks’ or Mr. Schlosberg’s employment with the Company; please refer to the complete Sacks Agreement and Schlosberg Agreement for full terms.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1 Employment Agreement between the Company and Rodney C. Sacks, dated as of March 6, 2009.

Exhibit 10.2 Employment Agreement between the Company and Hilton H. Schlosberg, dated as of March 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Natural Corporation

Date: March 11, 2009	/s/ Hilton H. Schlosberg

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Hilton H. Schlosberg

Vice Chairman of the Board of Directors,

President and Chief Financial Officer